Exhibit 10.26

National Semiconductor
Corporate Aircraft Time-share Policy


1.0  Purpose
     1.1 This document establishes procedures to be followed when using the Aircraft time-share.

2.0  Scope and Responsibility
     2.1 This procedure applies to any National employees and non-National Semiconductor personnel that utilize the time-share.
     2.2 The Chief Financial Officer is responsible for adherence to this procedure.
     2.3 The Corporate Controller is responsible for maintenance and revision to this procedure.

3.0  Procedure-Guidelines
     3.1 Employees and non-National Semiconductor personnel traveling on the Time-share on Corporate or personal business are subject to any specific regulations regarding the use of Company Property currently in force.
     3.2 Requests for use of the time-share can only be done by the respective Executive Manager listed in attachment 1.
          3.2.1If a requested trip does not include at least one member of attachment 1, then the trip must be approved by both the CFO and CEO.
     3.3  The priority for use of the Time-share is established as follows:
                Operational Need
                Customer Trips
                Mission in support of Senior Officer Activity

     3.4 Personal use of the time-share is generally discouraged and if it becomes necessary, it must be approved by both the CFO and CEO. The procedure for personal use is detailed in section 4.0 below.
     3.5 Guidelines to be followed for the number of National Semiconductor Corporation (NSC) employees who are traveling together are detailed in Travel Operating procedure 350-11.

4.0  Procedure-Personal Use
     4.1  Booking the use of the Time-Share
          4.1.1Requests for the personal use of the  time-share can only be done by the respective Executive Manager listed in attachment 1.
     4.2  Personal Use of the time-share
          4.2.1Personal use of the  time-share  must be approved by both the CFO and CEO.
          4.2.2The  personal  use of the  time-share  may not  exceed 10% of the total use-it or lose-it flight hours in a given year (example: if the time-share contract is for 440 hours of use in a given year and the use-it or lose-it portion is 85% of the total, the maximum amount that can be used for personal use would be 10% of 85% of 440, or approximately 37 hours).
               4.2.2.1 All business  usage has priority over personal use and if the rate of business use exceeds or is expected to equal or exceed the available hours, then no personal use will be allowed from that point forward until such time that usage patterns change. The CFO has the authority to cancel or deny requests for personal use.
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          4.2.3Flights  that are  partially  or wholly  personal  are treated as taxable income to the respective employee(s) in accordance with established IRS regulations, the effects of which are summarized in Attachment 2. The computed amount of taxable income will be charged to the employee and reported in their wages.
               4.2.3.1 The determination of whether a flight is personal is made on a flight-by-flight, passenger-by-passenger basis.
                    4.2.3.1.1 If the purpose of the trip is primarily  personal, the value taxable to the employee is the value of the personal flights that would have been taken.
                    4.2.3.1.2 If the  purpose of a trip is  primarily  business, the value to the employee is only the excess over the value of the business flights that would have been taken had there been no personal flights.
                    4.2.3.1.3 50% Rule
                    If business travelers occupy 50% or more of the specified capacity of the time-share aircraft, an employee, their spouses, their dependents and their parents can accompany them in any unused available seats and no taxable income will be charged to the employee.
          4.2.4Flights in which a determinable segment of the entire trip is personal, the pro-rated variable cost (incremental) associated with the segment that was personal shall be reimbursed in full to the company.
          4.2.5Flights in which one or more occupants are flying for business purposes but which on that flight a non-business passenger accompanies, the value applied to that non-business segment shall be treated as taxable income. No reimbursement shall be required in this situation since there is no incremental variable cost associated with the non-business passenger.
          4.4.4The  amount  taxable  to an  employee  for  personal  use will be netted.
     4.5  Exceptions
          4.5.1Any exception to this overall policy or any specific situation that is not clearly covered within this policy must be documented and approved by both the CEO and CFO.




References:
Attachment 1:
Executive Managers with approval authority

Attachment 2:
Summary of IRS regulations